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                                                                  EXHIBIT 10.18


                             PALO VERDE HOSPITAL


                               LEASE AGREEMENT






                       Palo Verde Hospital Association

                                   Landlord




                              Brim Hospitals, Inc.

                                    Tenant










                            Dated December 1, 1992

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                              TABLE OF CONTENTS

1.   Lease of Property..................................................1
     1.1   Real Property................................................1
     1.2   Fixtures and Equipment.......................................1
     1.3   Personal Property............................................1
     1.4   Licenses.....................................................2

2.   Term...............................................................2
     2.1   Initial Term.................................................2
     2.2   Renewal Term.................................................2

3.   Rent...............................................................2
     3.1   Amount.......................................................2
     3.2   Payment......................................................3
     3.3   Net Lease....................................................3

4.   Working Capital....................................................3
     4.1   Purchase.....................................................3
     4.2   Representations Concerning Working Capital...................3

5.   Liabilities........................................................4
     5.1   Successor Liabilities........................................4
     5.2   Current Liabilities..........................................4
     5.3   Assumed Contracts............................................4
     5.4   Excluded Liabilities.........................................4
     5.5   Payment of Excluded Liabilities..............................5

6.   Purchase Price of Working Capital..................................5
     6.1   Price........................................................5
     6.2   Application of Funds.........................................6

7.   Employees..........................................................6

8.   Option to Purchase.................................................6
     8.1   Notice.......................................................6
     8.2   Purchase Price...............................................6
     8.3   Closing......................................................7

9.   Right of First Refusal to Purchase Hospital........................8
     9.1   Notice.......................................................8
     9.2   Exception....................................................8

10.  Option to Purchase by Landlord.....................................8
     10.1  Condition Precedent..........................................8
     10.2  Notice.......................................................9
     10.3  Purchase Price...............................................9
     10.4  Termination..................................................9

11.  Representations and Warranties of Landlord.........................9


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     11.1   Organization.......................................... 9
     11.2   Authority............................................. 9
     11.3   Effect of Agreement................................... 9
     11.4   Warranty of Title.....................................10
     11.5   Financial Statements..................................10
     11.7   Accounts Receivable...................................10
     11.8   Employee Benefit Plans................................10
     11.9   Litigation............................................11
     11.10  Transactions with Certain Persons.....................11
     11.11  Consents..............................................11
     11.12  Compliance with Laws..................................11
     11.13  Government Approvals..................................11
     11.14  Labor Matters.........................................12
     11.15  Finder's Fee..........................................12
     11.16  Zoning................................................12
     11.17  No Contracts..........................................12
     11.18  Hill-Burton Liability.................................12
     11.19  Environmental Matters.................................12
     11.20  Bank Accounts.........................................14

12.  Representations and Warranties of Tenant.....................14
     12.1   Organization..........................................14
     12.2   Authority.............................................14
     12.3   Effect of Agreement...................................14
     12.4   Litigation............................................14
     12.5   Licenses..............................................15
     12.6   Inspection............................................15
     12.7   Accuracy..............................................15

13   Landlord's Covenants.........................................15
     13.1   Quiet Enjoyment.......................................15
     13.2   First Mortgage........................................15
     13.3   Restrictive Covenants.................................15
     13.4   Encumbrances..........................................15
     13.5   Fund Raising..........................................15

14   Tenant's Covenants...........................................15
     14.1   Use of Hospital.......................................15
     14.2   Assumed Contracts.....................................16
     14.3   Hospital Support Agreement............................16
     14.4   Financial Statement...................................16
     14.5   Education.............................................16
     14.6   Medical Office Building...............................16
     14.7   Expansion.............................................16
     14.8   Inspection............................................16

15   Services and Utilities.......................................16

16   Maintenance and Repair.......................................16
     16.1   Routine Maintenance...................................16
     16.2   Capital Improvements..................................17
     16.3   Tenant Purchases......................................17

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17      Development Funds .............................................. 17
        17.1    Use of Funds ........................................... 18
        17.2    Deposit and Use of Funds ............................... 18
        17.3    Ownership and Inclusion in Lease ....................... 18

18      Profits Participation .......................................... 18
        18.1    Percentage ............................................. 19
        18.2    Payment ................................................ 19
        18.3    Net Income ............................................. 19
        18.4    Termination ............................................ 19

19      Liens   ........................................................ 20

20      Taxes and Assessments .......................................... 20
        20.1    Real Property .......................................... 20
        20.2    Personal Property ...................................... 20
        20.3    Assessments ...........................................  20
        20.4    Objection to Validity or Amount of Tax ................. 20
        20.5    Expiration or Termination .............................. 20

21      Insurance ...................................................... 20
        21.1    Liability Insurance .................................... 20
        21.2    Property Insurance ..................................... 21
        21.3    Professional Liability Insurance ....................... 21
        21.4    Waiver of Subrogation .................................. 21
        21.5    Insurance Policies ..................................... 21

22      Damage or Destruction .......................................... 21
        22.1    Termination ............................................ 21
        22.2    Reconstruction ......................................... 21

23      Condemnation ................................................... 22
        23.1    Termination ............................................ 22
        23.2    Rights to Award ........................................ 22

24      Assignment and Sublease ....................................... 22

25      Default by Tenant .............................................. 22
        25.1    Nonpayment ............................................. 22
        25.2    Noncompliance .......................................... 23

26      Landlord Remedies on Default by Tenant ......................... 23

27      Default by Landlord ............................................ 23
        27.1    Payment ................................................ 23
        27.2    Noncompliance .......................................... 23

28      Tenant's Remedies .............................................. 23

29      Termination for Impairment ..................................... 24

30      Surrender at Expiration ........................................ 24


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31      Consequences of Expiration or Termination ....................... 24
        31.1    Working Capital ......................................... 24
        31.2    Capital Improvements .................................... 24
        31.3    Assumed Contracts ....................................... 25
        31.4    Licenses ................................................ 25

32      Adverse Changes ................................................. 25

33      Indemnity ....................................................... 25
        33.1    Landlord's Obligations .................................. 25
        33.2    Tenant's Obligation ..................................... 26

34      Memorandum of Lease ............................................. 26

35      Conditions to Tenant's Obligations .............................. 26
        35.1    Licenses ................................................ 26
        35.2    First Mortgage .......................................... 26
        35.3    Hospital Support Agreement .............................. 26
        35.4    Insurance ............................................... 26
        35.5    Representations, Etc .................................... 27
        35.6    Legal Opinion ........................................... 27
        35.7    Title Insurance ......................................... 27
        35.8    Environmental Audit ..................................... 27

36      Conditions to Landlord's Obligations ............................ 27
        36.1    Licenses ................................................ 27
        36.2    First Mortgage .......................................... 27
        36.3    Hospital Support Agreement .............................. 27
        36.4    Insurance ............................................... 27
        36.5    Representations, Etc .................................... 28
        36.6    Legal Opinion ........................................... 28

37      Arbitration ..................................................... 28

38      General Provisions .............................................. 28
        38.1    Nonwaiver ............................................... 28
        38.2    Expenses ................................................ 28
        38.3    Notices ................................................. 28
        38.4    Survival ................................................ 29
        38.5    Successors and Assigns .................................. 29
        38.6    Captions ................................................ 29
        38.7    Governing Law ........................................... 29
        38.8    Consents ................................................ 30


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                              PALO VERDE HOSPITAL

                                 LEASE AGREEMENT

Between:       Palo Verde Hospital Association,
                    a California nonprofit corporation "Landlord"

And:           Brim Hospitals, Inc.,
                    an Oregon corporation                "Tenant"

Dated:         December 1, 1992

                                   BACKGROUND

         Landlord owns and operates the Palo Verde Hospital in Blythe, California. This Lease set forth the terms under which Tenant will lease the Hospital and purchase its working capital.

                                    AGREEMENT

     1   Lease of Property. Landlord hereby leases to Tenant the following property:

         1.1 REAL PROPERTY. The parcels of real property described on Schedule 1.1, together with all improvements on and all rights, privileges and easements appurtenant to the real property (the "Real Property");

         1.2 FIXTURES AND EQUIPMENT. All improvements, fixtures, equipment (including heating, ventilating and air conditioning equipment), machinery, apparatus, drapes, carpets, wall, window and floor coverings, vehicles, spare parts, computers, copiers, furniture and furnishings, wherever located, used or useful in connection with the operation of the Hospital, but excluding current assets to be purchased under Section 4.1;

         1.3 PERSONAL PROPERTY. All personal property, tangible or intangible, owned by Landlord, wherever located, used or useful in connection with the operation of the Hospital, including all books and records of Landlord relating to the Hospital, medical records, patient lists and records, Medicare, Medi-Cal, and other third-party payor reimbursement records, plans, specifications, drawings, handbooks, warranties, deeds, operating manuals, employee records, equipment records, medical and administrative libraries, construction plans and specifications, computer software and files and other documents; the name "Palo Verde Hospital" and all derivations of such name; all trademarks and tradenames in which Landlord has an interest, and all of Landlord's rights in any and all health care services


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and health care programs offered at or in connection with the operation of the
Hospital; and

         1.4 LICENSES. All intangible rights, relationships, licenses, accreditations, certificates of need, certificates of exemption and other authorizations or permits issued to Landlord in connection with the operation and going concern value of the Hospital, including, without limitation, those identified on Schedule 1.4.

The property identified above and the business and operations conducted with the property is collectively referred to as the "Hospital." The term Hospital does not include working capital.

     2   TERM.

         2.1 INITIAL TERM. The initial term of this Lease will begin upon the later of January 1, 1993 or satisfaction or waiver of all of the conditions specified in SECTION 33 (the "Commencement Date") and will expire on December 31, 2002. Tenant will notify Landlord within 10 days after satisfaction or waiver of the conditions.

         2.2 RENEWAL TERM. Tenant may renew this Lease for one additional term of ten (10) years, from January 1, 2003 through December 31, 2012. All terms of the Lease will remain the same during the renewal term. The option to renew may be exercised by written notice to Landlord given on or before January 1, 2002. The phrase "Lease Term" will mean the initial term and renewal term, if elected by Tenant, subject to earlier termination in accordance with the terms of this Lease.

     3   RENT.

         3.1 AMOUNT. Tenant will pay to Landlord as rent the sum of the amounts determined under Sections 3.1.1 and 3.1.2 below:

            3.1.1 One hundred three thousand three hundred nineteen dollars ($103,319.00) per year, payable in advance. The first rent payment will be due on the Commencement Date. Subsequent rent payments will be due on the nineteenth
(19th) day of each October commencing October 19, 1993. Tenant will receive a credit against the rent payment due October 19, 2001 equal to $283.07 ($103,319.00 divided by 365 days) times the number of days that the Commencement Date falls after October 1, 1992. This component of the rent is equal to the annual debt service on the Farmers Home Administration loan secured by the trust deed identified as item no. 4, Schedule B of the title report referenced in
Section 11.4 (the "First Mortgage"), plus one dollar ($1.00). Rent for the last year of the Lease Term (that is, the rent due October 19, 2002) and upon expiration or



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termination of the Lease Term will be prorated on the basis of the period Tenant occupies the Hospital. Tenant will also pay, as additional rent, $861.00 per month into the replacement reserve account maintained in connection with the First Mortgage (such payments being collectively referred to as the "Reserve Payments"). Tenant's obligation to pay the Reserve Payments will be suspended during any period that the reserve account is fully funded.

            3.1.2 One thousand six hundred thirteen dollars ($1,613.00) per month on or before the first day of each month commencing January 1, 1993 to and including October 1, 1998, and one thousand six hundred eighty two dollars ($1,682.00) on or before November 1, 1998. This component of rent is equal to Landlord's debt service under the California Health Facilities Financing Authority Help Program Promissory Note dated October 25, 1991 in the original principal amount of $116,205 (the "Help Note"). If the expiration or termination of this Lease is other than on the last day of a calendar month, the rent payment made on the first day of the month during which the expiration or termination occurs will be prorated.

         3.2 PAYMENT. Tenant will pay rent (less $1.00) directly to the holders of the First Mortgage and the Help Note. Alternatively, Tenant may require Landlord to enter into an escrow or similar arrangement to assure application of rent to the holders of the First Mortgage and the Help Note.

         3.3 NET LEASE. This Lease is what is commonly called a "Net Lease." In addition to the rent specified above, Tenant will be responsible for payment of all taxes, utilities and insurance premiums which arise with respect to the Hospital during the Lease Term.

     4   WORKING CAPITAL.

         4.1 PURCHASE. In consideration of the price determined under Section 6, Landlord hereby sells, assigns and transfers to Tenant all of the Hospital's working capital existing on the Commencement Date, including all accounts receivable, cash and cash equivalents, bank accounts, monies due and owing the Hospital, rights to reimbursement from any third parties, prepaid expenses of every kind and nature and inventories and supplies. Landlord represents that the net book value of the working capital (after appropriate allowances for bad debts and obsolete inventories and supplies) will be at least $50,000.

         4.2 REPRESENTATIONS CONCERNING WORKING CAPITAL. Landlord represents and warrants to Tenant that Landlord owns all of the assets sold to Tenant under
Section 4.1 free and clear all liens, encumbrances, defenses or set-offs or charges of any



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nature whatsoever, subject to the release of security interests therein held by the holder of the First Mortgage.

     5   LIABILITIES.

         5.1 SUCCESSOR LIABILITIES. Tenant is not and is not to be deemed to be a successor of Landlord's business or operations at the Hospital. It is expressly understood and agreed that Tenant has not and does not assume or agree to assume any liability or obligation whatsoever of Landlord or of Hospital, except as expressly agreed to in writing by Tenant.

         5.2 CURRENT LIABILITIES. Tenant does hereby assume and agree to pay all of the current liabilities of the Hospital as of the Commencement Date as set forth on Schedule 5.2. For this purpose, current liabilities means only those liabilities with a scheduled maturity date of less than 12 months, except that the current portion of any long term debt will not be treated as a current liability. Landlord represents that the current liabilities will not exceed $1,750,000. Tenant commits to reduce the payable by approximately $300,000 to $400,000 within 60 days after the Commencement Date.

         5.3 ASSUMED CONTRACT. Tenant assumes and agrees to pay and perform Landlord's obligations under the contracts and leases set forth on Schedule 5.3 (the "Assumed Contracts"), but only to the extent the obligations accrue during the Lease Term.

         5.4 EXCLUDED LIABILITIES. Without limiting Section 5.1, Tenant specifically does not assume any of the following liabilities (collectively, the "Excluded Liabilities"):

            5.4.1 MEDICARE REIMBURSEMENT: COST REPORTS. All claims under Medicare or Medi-Cal or by any third party payor for recapture of depreciation, cost report settlements, charges, billings or other amounts arising out of operation of the Hospital prior to the Commencement Date or the termination of Landlord's operations at the Hospital. Landlord hereby grants Tenant the right, but not the obligation, to appeal all Medicare, Medi-Cal or other third party payor decisions related to periods prior to the Commencement Date. Tenant will remit to Landlord 67% of any recovery under such appeal or appeals, after deducting all costs incurred, and Tenant will be entitled to retain the remainder of any such recovery. If no recovery is made, Tenant will bear all costs of the appeal.

            5.4.2 MALPRACTICE LIABILITIES. Malpractice liability for any action, failure to act or event occurring prior to the Commencement Date.

            5.4.3 EMPLOYEE BENEFIT PLANS. Obligations or liabilities to employees of Landlord under any employment benefit



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plans, except for accrued amounts included as current liabilities under Section
5.2.

            5.4.4. CERTAIN LIABILITIES. Any liability relating to Landlord's balance sheet item denoted as "Due to third-party-prior" in excess of the amount of such liability as of the Commencement Date; and all long-term debt.

            5.4.5 OTHER LIABILITIES. Any other liability, claim, cost, debt or obligation, whether liquidated or unliquidated, contingent or otherwise, not expressly assumed by Tenant in writing.

         5.5 PAYMENT OF EXCLUDED LIABILITIES. Landlord will promptly pay all Excluded Liabilities as the same become due. If Landlord fails to pay an Excluded Liability within 10 days after request by Tenant, Tenant may pay the same. Landlord will promptly reimburse Tenant for such amounts together with interest at the rate of 12 percent per year until paid in full. The unreimbursed balance of the Excluded Liabilities paid by Tenant together with interest thereon is referred to herein as the "Excluded Liabilities Account." If Tenant exercises its option to purchase the Hospital under SECTION 8, Tenant will be entitled to a credit against the purchase price for the then existing balance of the Excluded Liabilities Account. Upon expiration or termination of this Lease for any reason (other than the purchase of the Hospital by Tenant), Landlord will pay the then existing balance of the Excluded Liabilities Account within 15 days after the expiration or termination. Any amounts not paid will be treated in the same manner as other unpaid amounts in accordance with Section 31.2. Tenant may apply Development Funds to pay Excluded Liabilities. However, only Development Funds not attributable to property tax revenues of the District will reduce the balance of the Excluded Liabilities Account. Development Funds attributable to property tax revenues of the District may be used to pay Excluded Liabilities, but will not reduce the balance of the Excluded Liabilities Account.

     6   PURCHASE PRICE OF WORKING CAPITAL.

         6.1 PRICE. The purchase price of the working capital will be the difference between the net book value of the working capital purchased under
Section 4.1 and the net book value of the current liabilities assumed under
Section 5.2. On or about the Commencement Date, Tenant and Landlord will agree on and Tenant will pay the tentative purchase price. Tenant may withhold up to 20% of the tentative purchase price pending determination of the final price; provided that Tenant must pay a enough of the price to enable Tenant to have sufficient funds to bring the First Mortgage current. The final price will be agreed upon by Tenant and Landlord as soon as possible thereafter, with the goal of reaching agreement within 60 days after the



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Commencement Date. In determining the final price, the parties will consider the adequacy of Landlord's allowance for bad debts in light of Tenant's experience in collecting accounts receivables after the Commencement Date and Tenants's evaluation of any obsolescence of inventories and supplies. If Tenant and Landlord are unable to agree on the final price within the 60 days, either may require an audit of Landlord's balance sheet as of the Commencement Date, the results of which will be final and conclusive. The difference between the interim payment and the final price will be paid within 10 days after the final price is mutually agreed or determined by audit. The auditor will be mutually selected and the auditor's fees and expenses will be split equally between Landlord and Tenant.

         6.2 APPLICATION OF FUNDS. The initial rent payment and the purchase price of the working capital will be applied first to past due debt service on the First Mortgage. Tenant will pay the funds directly to the holders of the First Mortgage and the Help Note or require Landlord to enter into an escrow or similar arrange to assure application of the funds to the holders of the First Mortgage and the Help Note. The balance of the funds, if any, will be paid to Landlord.

     7   EMPLOYEES. Although Landlord understands and agrees that Landlord cannot bind Tenant relative to the retention of the present employees of the Hospital, Tenant's present intention is to hire a majority of the current staff. Tenant will evaluate the current staff and use reasonable efforts, consistent with prudent management and employment practices, to offer employment to a majority of the Hospital's current employees, provided such employees satisfy Tenant's employee performance standards. Nothing in this Lease will create any rights in any Hospital employee to bring an action against Landlord or Tenant for wrongful termination in the event he or she is not offered employment by Tenant.

     8   OPTION TO PURCHASE. Landlord grants to Tenant the exclusive option to purchase the Hospital on the following terms:

         8.1 NOTICE. The option is exercisable at any time during the Lease Term on or after the third anniversary of the Commencement Date by written notice to Landlord. The notice will state that Tenant wishes to purchase the Hospital and reference this section. The notice will specify a closing date, which will be not less than 30 or more than 180 days after the date of the notice.

         8.2 PURCHASE PRICE. The purchase price for the Hospital will be equal to the greater of the amounts set forth in Sections 8.2.1 and 8.2.2, in each case subject to the adjustments in Section 8.2.3:



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            8.2.1  The then unpaid principal balances of the First Mortgage and the Help Note.

            8.2.2 The sum of (a) the current fair market value of the land constituting the Real Property, adjusted for inflation as described below and
(b) the current fair market value of the improvements, fixtures and equipment on the Real Property, less accumulated depreciation on the basis set forth below. Current fair market value will be the fair market value as of January 1, 1993 as determined by an appraisal to be conducted by Valuation Counselors Group, Inc, of Dallas Texas, within 90 days after the Commencement Date. Tenant will pay the cost of the appraisal. The appraiser will be instructed to separately value land from improvements, fixtures and equipment, and to assign estimated remaining useful lives to each class of improvements, fixtures and equipment. The value assigned to the land by the appraisal will be adjusted for inflation through the date of the notice of exercise based on the change since January 1, 1993 in the Consumer Price Index (Riverside County metropolitan area, all urban consumers, all items) published by the United States Department of Labor (or successor index). The appraised value of the land will be multiplied by a fraction, the numerator of which is the index number for the calendar month in which the option is exercised and the denominator of which is the index number for the month of January 1993. The resulting product will be the value of the land for purposes of the option to purchase. The value assigned to the improvements, fixtures and equipment will be depreciated on a straight line basis over the estimated remaining useful lives established by the appraiser. The net depreciated value will be added to the inflation-adjusted land value to determine the amount under this SECTION 8.2.2.

            8.2.3  The greater of the amounts set forth in Section 8.2.1 or
8.2.2 will be increased by (i) the net book value of the Capital Improvements (as defined below) made on and after the Commencement Date, but only to the extent paid with Development Funds (as defined below), and decreased by (ii) the sum of the Reserve Payments paid by Tenant and the then unpaid balance, if any, of the Excluded Liabilities Account referenced in SECTION 5.5. In determining net book value, Landlord will be deemed to use the depreciation schedules used by Tenant to depreciate similar assets.

         8.3 CLOSING. The purchase price will be paid in cash, except that Tenant may, with the approval of the holders of the First Mortgage and the Help Note, assume the First Mortgage and/or the Help Note, as the case may be, and receive a credit against the purchase price for the assumed amount. At the closing, Landlord will execute and deliver to Tenant a warranty deed and one or more bills of sale and certificates of title conveying the Hospital to Tenant free and clear of all liens and



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encumbrances other than liens and encumbrances (a) listed on Schedule 11.4, except for (i) the First Mortgage and the Help Note, each of which will be paid in full or assumed by Tenant at the closing and (ii) liens securing Assumed Contracts that are fully satisfied before the closing, or (b) created or imposed by or with the written consent of Tenant. Tenant may condition its purchase on the receipt of a commitment for title insurance (at Tenant's expense) in a form reasonably acceptable to Tenant.

     9   RIGHT OF FIRST REFUSAL TO PURCHASE HOSPITAL. This Section 9 will become effective if Tenant purchases the Hospital. In that event, Tenant grants to Landlord a right of first refusal with respect to any proposed sale or transfer by Tenant of the Hospital on the terms set forth below:

         9.1 NOTICE. If Tenant receives a bona fide offer to purchase or otherwise accept a transfer of the Hospital, which offer Tenant is willing to accept, Tenant will notify Landlord of its desire to do so. The notice will set forth the price and terms of the proposed transaction. Landlord will have a period of 60 days after receipt of the notice to agree to purchase the Hospital at the proposed price and terms. If Landlord does not provide written acceptance of the offer within the 60-day period, Landlord will be deemed to have rejected its right to purchase the Hospital. If Landlord fails to accept the offer within the 60-day period, Tenant may sell the Hospital upon terms not materially more favorable to the purchaser than those set forth in the notice during the 180-day period following expiration of the 60-day period. If Tenant does not close the sale (or enter into a binding agreement pursuant to which the sale is closed no later than 60 days thereafter) within the 180-day period, the Hospital will again become subject to this restriction on transfer and will not be sold without being reoffered to Landlord in accordance with this section.

         9.2 EXCEPTION. The right of first refusal will not apply to (a) any transfer of all or any part of Tenant's interest in the Hospital under a mortgage, trust deed or other security instrument as collateral for obligations of Tenant, (b) any sale or transfer of all or any part of the Hospital at a judicial or non-judicial foreclose or such liens or a transfer of the Hospital in lieu of foreclosure, or (c) any sale and leaseback of the Hospital that is essentially a financing transaction.

     10 OPTION TO PURCHASE BY LANDLORD. This Section 10 will become effective if Tenant purchases the Hospital. In that event, Tenant grants to Landlord an option to purchase the Hospital on the following terms:

         10.1 CONDITION PRECEDENT. The option to purchase will become exercisable only if Tenant ceases to operate the

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Hospital as an acute care hospital; provided, however, that the option will not become exercisable if the decision to cease operations is based on a determination that the Hospital is not economically feasible because alternative acute care facilities are then available in Blythe, California or its immediate vicinity.

         10.2 NOTICE. Tenant will give Landlord at least 90 days' advance written notice of the date Tenant intends to cease operating the Hospital as an acute care Hospital. The option is exercisable by written notice to Tenant given within 90 days after Landlord has actual or constructive notice that Tenant intends to cease operating the Hospital as an acute care hospital. The notice will state that Landlord wishes to purchase the Hospital and reference this section. The notice will specify a closing date, which will be not less than 30 or more than 180 days after the date of the notice.

         10.3 PURCHASE PRICE. The purchase price for the Hospital will be the greater of (a) one dollar ($1.00) plus the satisfaction or assumption by Landlord by of all then existing liens and encumbrances on the Hospital and its equipment and fixtures or (b) the purchase price paid by Tenant upon its purchase of the Hospital under Section 8.2.

         10.4 TERMINATION. This option to purchase will terminate upon any sale or transfer of the Hospital (subject to Landlord's right of first refusal under SECTION 9) or upon Landlord's failure to give timely notice of exercise of the option.

     11 REPRESENTATIONS AND WARRANTIES OF LANDLORD. Landlord represents and warrants to Tenant that:

         11.1 ORGANIZATION. Landlord is a nonprofit corporation organized and validly existing under the laws of the state of California. Landlord is qualified as a tax-exempt organization in accordance with Section 501(c)(3) of the Internal Revenue Code of 1986.

         11.2 AUTHORITY. Landlord has all requisite power and authority to enter into this Lease and to perform and consummate transactions contemplated hereby. The execution and delivery of this Lease and the performance and consummation by Landlord of the transactions contemplated hereby have been duly authorized by all requisite action and have complied and will be in compliance with all applicable laws and regulations. This Lease has been duly executed and delivered by Landlord and constitutes the valid and binding obligation of Landlord, enforceable in accordance with its terms.

          11.3 EFFECT OF AGREEMENT. The execution and delivery of this Lease by Landlord do not, and the performance and consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or encumbrance pursuant to any provision of applicable federal, state or local law or regulation, or any provision of any agreement, instrument, understanding, order, judgment or decree to which Landlord or the Hospital is a party or by which Landlord or the Hospital or any of their properties is bound or affected, nor will it give to any other person or entity any interest or rights of any kind to bring a legal action concerning any of the foregoing.

          11.4 WARRANTY OF TITLE. Landlord owns the Hospital free and clear from all liens, encumbrances and charges except as set forth on Chicago Title Company (Riverside, California office) Preliminary Title Report No. 545476-30 dated December 3, 1992 and on SCHEDULE 11.4. There are no mechanic's liens against the Hospital and the period during which any such liens could be filed has expired. No assessments for public improvements have been made against the Real Property which remain unpaid and Landlord has no knowledge and has received no notice of any proposed assessment for public improvements.

          11.5 FINANCIAL STATEMENTS. Attached as SCHEDULE 11.5 is Landlord's balance sheet dated October 31, 1992 (the "BALANCE SHEET"). To the best of Landlord's knowledge, the Balance Sheet fairly presents the financial condition of Landlord as of such date and was prepared in accordance with generally accepted accounting principles on a basis consistent with that used in prior periods.

          11.6 UNDISCLOSED LIABILITIES. Except for liabilities set forth in the Balance Sheet or on SCHEDULE 11.6, and any liabilities incurred since October 31, 1992 in the ordinary course of business in accordance with past operations and practices, to the best of Landlord's knowledge, neither Landlord nor the Hospital is subject to any liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise. Landlord does not know of, nor does it have any reasonable ground to know of, any basis for the assertion against Landlord or the Hospital of any such liability.

          11.7 ACCOUNTS RECEIVABLE. To the best of knowledge of Landlord, after reasonable investigation, the accounts receivable of Landlord to be purchased under SECTION 4.1 arose from bona fide transactions in the ordinary course of Landlord's business and the allowance for bad debts is appropriate and sufficient.

          11.8 EMPLOYEE BENEFIT PLANS. Schedule 11.8 sets forth all employee benefit plans of Landlord, as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All actions and operations with respect to such plans, and all prior plans, have been made in all material respects in accordance with the terms and requirements of such plans, the Internal Revenue Code of 1986, as amended (the "Code"), ERISA, and all applicable final or temporary regulations. Landlord is not a party to any Multi-Emloyer Employee Benefit Plan within the meaning of SECTION 3(37) of ERISA and Section 414(f)(1) of the Code.

          11.9 LITIGATION. No action, suit, proceeding or investigation is pending or threatened against Landlord or Hospital before any governmental entity seeking to restrain or prohibit, or to obtain specific damages, in respect of this Lease or the transactions contemplated hereby. There is no action, suit or proceeding pending, threatened against or affecting the Landlord or the Hospital or relating to or arising out of the ownership, management or operation of the Hospital, including with respect to claims for medical or other professional malpractice or employment matters, except as set forth on SCHEDULE 11.9.

          11.10 TRANSACTIONS WITH CERTAIN PERSONS. To the best of Landlord's knowledge, none of the officers or directors of Landlord or any relative of any of them have any direct or indirect interest in any firm or corporation that has any material business relationship or has had a material transaction with Landlord since January 1, 1991, excluding, for this purpose, transactions and relationships in the ordinary course between the Hospital and physicians who serve as officers or directors of Landlord.

          11.11 CONSENTS. No consents or approvals are required to be obtained from any governmental agency or any third party in connection with the execution and performance by Landlord of this Lease except as set forth on SCHEDULE 11.11.

          11.12 COMPLIANCE WITH LAWS. The Hospital is in material compliance with all applicable laws, regulations, restrictions, orders, judgments, writs and injunctions of courts and government authorities having jurisdiction over the Hospital. Without limiting the foregoing, the Hospital is in material compliance with applicable building, safety, health, fire, environmental and zoning laws and regulations.

          11.13 GOVERNMENT APPROVALS. The Hospital has all permits, licenses, orders and approvals of all federal, state and local governmental and regulatory bodies required for Hospital to conduct its business as presently conducted, and is in material compliance with all requirements for maintenance of such permits, licenses, orders and approvals. The Hospital is certified by appropriate state and federal authorities for Medicare and Medi-Cal programs. All such permits, licenses, orders and approvals are valid and in good standing, free from material restriction, waiver or limitation, and no suspension or cancellation is threatened. No such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this Lease.

          11.14 LABOR MATTERS. No employee of the Hospital is party to or the subject of any collective bargaining or employment agreement of any kind.

          11.15 FINDER'S FEE. Landlord has not engaged any person who is entitled to a fee or commission as finder or broker as a result of this transaction.

          11.16 ZONING. The Real Property is properly zoned (or any variances required have been properly obtained and are non-appealable) for the operation of the Hospital, and all necessary governmental consents, permits and approvals for such use and operation have been obtained.

          11.17 NO CONTRACTS. Except for the Assumed Contracts, the Hospital will not be subject to any employment, management, equipment, supply or maintenance contracts. Tenant shall be under no obligation to hire, or recognize any responsibility to, any person, persons or companies employed by Landlord or Hospital, except for the Assumed Contracts. The Hospital is in material compliance with each Assumed Contract (except for any accrued or past due liabilities included in the current liabilities referenced in Section 5.1) and, to the best of Landlord's knowledge, the other parties to the Assumed Contracts are in material compliance therewith.

          11.18 HILL-BURTON LIABILITY. Landlord has no liability under the Hill-Burton Program and Tenant will have no liability or obligation, as transferee of the Hospital or otherwise, under the Hill-Burton Program as a result of this Lease.

          11.19 ENVIRONMENTAL MATTERS.

                11.19.1 To the best of Landlord's knowledge, Landlord and the Hospital are not subject to any existing or pending investigation or action by any federal, state, or local governmental authority under any Environmental Law (as defined below).

                11.19.2 To the best of Landlord's knowledge, no Hazardous Substance (as defined below) has at any time been generated, used, stored, released, or disposed of on, under or from the Hospital; Landlord has filed all reports and documents required to be filed under applicable Environmental Law with respect to the Hospital. There are no underground tanks on the Hospital; and the Hospital is free from any Hazardous Substance, in each case except as set forth on SCHEDULE 11.19.

          11.19.3 The term "Environmental Law" means any federal, state, or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, the use or disposal of Hazardous Substances or the environmental conditions (including soil and groundwater conditions) on, under, or about the Hospital, including, without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 USC Section 9601 et seq., and (ii) the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 USC Section 6901 et seq. The term "release" will have the meaning given to it by CERCLA.

          11.19.4 The term "Hazardous Substance" includes without limitation the following:

          (a) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "hazardous wastes," or "solid wastes" in CERCLA; RCRA; the Hazardous Materials Transportation Act, 42 USC ss.1801 et seq.; and the Clean Water Act, 33 USC ss.1251 et seq.; and in the regulations promulgated pursuant to such statutes;

          (b) Those substances defined as "hazardous substances," "hazardous materials," "toxic substances," "hazardous wastes," "dangerous wastes," or "solid wastes," in applicable California state and local environmental statues and in any regulations promulgated pursuant to such statutes;

          (c) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302 and amendments thereto);

          (d) Such other substances, materials and wastes as are or become regulated, or are classified as hazardous or toxic under federal, state of local laws or regulations; and

          (e) Any material, waste or substance which is or which contains (i) asbestos, (ii) polychlorinated biphenyls, or (iii) radioactive materials.

          11.19.5 Notwithstanding this SECTION 11.19, Tenant will be responsible, and Landlord will have no liability, for any Hazardous Substance introduced to the Hospital after the Commencement Date or for any violation of an Environmental Law occurring in the Hospital after the Commencement Date, unless the introduction or violation is caused by Landlord or a party acting under Landlord.

          11.20 BANK ACCOUNTS. SCHEDULE 11.20 sets forth a correct and complete list of all (a) accounts or deposits of Landlord with banks or other financial institutions, (b) safe deposit boxes of Landlord used in the operation of the Hospital, (c) persons authorized to sign or otherwise act with respect thereto, and (d) powers of attorney for Landlord or the Hospital. Landlord will sign all documents and instruments necessary to transfer such items to Tenant and, if requested by Tenant, to eliminate the authority of the persons referenced in (c) and (d).

     12   REPRESENTATIONS AND WARRANTIES OF TENANT. Tenant represents and warrants to Landlord that:

          12.1 ORGANIZATION. Tenant in a corporation organized and validly existing under the laws of the state of Oregon. Tenant is qualified to conduct business in California.

          12.2 AUTHORITY. Tenant has all requisite power and authority to enter into this Lease and to perform and consummate transactions contemplated hereby. The execution and delivery of this Lease and the performance and consummation by Tenant of the transactions contemplated hereby have been duly authorized by all requisite action and have complied and will be in compliance with all applicable laws and regulations. This Lease has been duly executed and delivered by Tenant and constitutes the valid and binding obligation of Tenant, enforceable in accordance with its terms.

          12.3 EFFECT OF AGREEMENT. The execution and delivery of this Lease by Tenant do not, and the performance and consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or encumbrance pursuant to any provision of applicable federal, state or local law or regulation, or any provision of any agreement, instrument, understanding, order, judgment or decree to which Tenant is a party or by which Tenant or any of its properties is bound or affected, nor will it give to any other person or entity any interest or rights of any kind to bring a legal action concerning any of the foregoing.

          12.4 LITIGATION. No action, suit, proceeding or investigation is pending or threatened against Tenant before any governmental entity seeking to restrain or prohibit, or to obtain specific damages, in respect of this Lease or the transactions contemplated hereby.

          12.5 LICENSES. As of the Commencement Date, Tenant will have obtained all required licenses, permits, certificates, approvals and authorizations needed for operation of the Hospital and consummation of the transactions contemplated under this Agreement.

          12.6 INSPECTION. Tenant has conducted a full inspection of the Hospital and reviewed all of the documents related to the Hospital that it wished to review.

          12.7 ACCURACY. The representations, warranties, and other documents given by Tenant are complete, accurate and not misleading.

     13   LANDLORD'S COVENANTS. Landlord covenants to Tenant to undertake the following during the Lease Term:

          13.1 QUIET ENJOYMENT. If Tenant discharges Tenant's obligations under this Lease, Landlord will assure that Tenant will have and enjoy, during the Lease Term, the quiet and undisturbed possession of the Hospital together with the right to use the Hospital as contemplated in this Lease.

          13.2 FIRST MORTGAGE. Landlord will apply the rent, less $1.00 per year, exclusively to debt service on the First Mortgage and the Help Note until the First Mortgage and Help Note are paid in full.

          13.3 RESTRICTIVE COVENANTS. Landlord will not take any action that adversely affects the Hospital or which interferes with Tenant's use and occupancy of the Hospital.

          13.4 ENCUMBRANCES. Landlord will not sell or lease the Hospital or create or allow the imposition of any lien, encumbrance, security interest, covenant, condition, reservation, restriction, easement, charge, or adverse claim on or to the Hospital, without the prior written consent of Tenant.

          13.5 FUND RAISING. Landlord will use its best efforts to undertake a community-wide fund drive and/or obtain passage of Palo Verde Hospital District bonds, which collectively will raise $150,000 to $250,000 in Development Funds per year for each of calendar years 1993, 1994, 1995 and 1996. Tenant will provide reasonable assistance and cooperation.

     14   TENANT'S COVENANTS. Tenant covenants to Landlord to undertake the following during the Lease Term:

          14.1 USE OF HOSPITAL. Tenant will use the Hospital to operate an acute care hospital and ancillary services for Blythe and the surrounding community. Tenant will also make available 24-hour emergency services. Tenant may use the Hospital to provide any services which now or in the future are customarily provided by hospitals and other health care facilities. Tenant will operate the Hospital in accordance with sound business judgment, appropriate professional standards and all applicable laws and regulations.

          14.2 ASSUMED CONTRACTS. Tenant will perform the obligations of Landlord under each Assumed Contract.

          14.3 HOSPITAL SUPPORT AGREEMENT. Tenant will perform its obligations under the Hospital Support Agreement (referenced below).

          14.4 FINANCIAL STATEMENTS. Tenant will provide Landlord with the quarterly unaudited financial statements and, if available, annual audited financial statements, for the Hospital within 30 days after completion.

          14.5 EDUCATION. Tenant will provide Landlord with information and recommendations on seminars and conferences which the directors of Landlord might find applicable to their duties.

          14.6 MEDICAL OFFICE BUILDING. Tenant will investigate the feasibility of developing a medical office building in close proximity to the Hospital. The project is intended to be a joint venture between Tenant or its affiliates and Blythe area physicians. Tenant cannot predict whether the project is feasible or the size of the project. Tenant will deliver a feasibility report to Landlord within one year after the Commencement Date.

          14.7 EXPANSION. Tenant will not build or develop any new buildings on the Real Property until it has prepared and Landlord has approved a master site plan.

          14.8 INSPECTION. Landlord may enter and inspect the Hospital at all reasonable times.

     15   SERVICES AND UTILITIES. Tenant will pay when due all charges for utilities incurred during the Lease term in connection with Tenant's operation of the Hospital, including, but not limited to, charges for fuel, water, gas, electricity, sewage disposal, power, refrigeration, heating, ventilation, air conditioning and janitorial services. All charges will be prorated between Landlord and Tenant as of the Commencement Date.

     16   MAINTENANCE AND REPAIR.

          16.1 ROUTINE MAINTENANCE. Tenant will provide at its expense all normal and routine day-to-day maintenance and repairs to the Hospital ("Routine Maintenance").

          16.2 CAPITAL IMPROVEMENTS. Tenant will be responsible to apply the Development Funds (as defined below) for the following items of maintenance, repair and equipping of the Hospital ("Capital improvements")

               16.2.1 Structural repairs including, but not limited to, foundations, floors, exterior ceilings, exterior walls and roofs and all maintenance and repairs necessitated by structural disrepair or defect;

               16.2.2 Repair of sidewalks, driveways, service areas, curbs and parking areas;

               16.2.3 Uninsured repairs or restoration made necessary by fire or other peril;

               16.2.4 Repairs or replacements of portions of the Real Property which are capital improvements or which extend the useful life of the Real Property beyond that normally obtained by routine day-to-day maintenance and repairs;

               16.2.5 Major repairs or replacements of equipment leased to Tenant where such repairs or replacements are capital improvements or which extend the useful life of the equipment beyond that normally obtained by routine day-to-day repairs and maintenance;

               16.2.6 Repairs or replacements of electrical systems, water, sewer and plumbing systems, air conditioning and heating systems and other major operating systems of the Hospital to the extent repairs or replacements are capital improvements or extend the useful life of such systems beyond that obtained by routine day-to-day repair and maintenance;

               16.2.7 Capital improvements to the Hospital;

               16.2.8 Repainting, redecoration and remodeling; and

               16.2.9 Purchase of new equipment or the upgrade of old equipment.

          16.3 TENANT PURCHASES. Tenant may, but is not obligated, make Capital Improvements from sources other than Development Funds. Tenant commits to purchase or lease a CT scanner and mammography equipment and to expend at least $50,000 on renovations and repairs within six months after the Commencement Date. From time to time Tenant will purchase or lease other equipment it deems reasonably necessary for Hospital operations.

     17 DEVELOPMENT FUNDS.

        17.1 USE OF FUNDS. Landlord will make available to Tenant for the purpose of making Capital Improvements, the funds listed below (collectively, the "DEVELOPMENT FUNDS"):

          17.1.1 Funds raised by Landlord in its fund drives, net of expenses;

          17.1.2 Approximately $12,000, representing the current balance of Landlord's restricted funds available to make Capital Improvements;

          17.1.3 Approximately $5,000, representing the current balance of funds available to Landlord under the replacement reserve account maintained in connection with the First Mortgage, and any future additional funds available from the reserve; and

          17.1.4 All funds and other assets contributed to the Association by the Palo Verde Hospital District under the Hospital Support Agreement referenced in Section 35.3.

        17.2 DEPOSIT AND USE OF FUNDS. The Development Funds will be transferred to Tenant, as trustee, as soon as reasonably available, for the purpose of making Capital Improvements. Interest earned on the Development Funds will be used for the same purpose. Tenant may use the Development Funds in its discretion to make Capital Improvements. Tenant may, but is not obligated to, use its own funds for Capital Improvements. Tenant will not use the Development Funds for any purpose other than Capital Improvements and the payment of Excluded Liabilities without the approval of the Advisory Board to be formed under the Hospital Support Agreement. Tenant will provide to Landlord, at least annually, a written report as to the deposit and use of the Development Funds. Landlord may, no more frequently than once per year, employ a certified accountant to audit the records of the Development Fund. The audit will occur during regular business hours after reasonable notice to Tenant.

        17.3 OWNERSHIP AND INCLUSION IN LEASE. All Capital Improvements will be the property of Landlord, will be automatically included as components of the "Hospital" and subject to this Lease. Tenant will have no obligation to pay additional rent as a result of the Capital Improvements or the use of the Development Funds. Upon termination or expiration of this Lease, the balance of the Development Funds (less reserves to pay for committed Capital Improvements) will revert to Landlord and the District, pro rata in accordance with their respective cumulative contributions.

     18   PROFITS PARTICIPATION. Tenant will pay to Landlord as additional rent during the term of this Lease a portion of Tenant's profits from operation of the Hospital as follows:

          18.1 PERCENTAGE. Tenant will pay to Landlord one percent (1%) of Tenant's "Net Income" for each $100,000 of cumulative Development Funds transferred to Tenant, to a maximum of ten percent (10%). For this purpose, Development Funds will not include (a) any Development Funds attributable to property tax revenues of the Palo Verde Hospital District and (b) any Development Funds not attributable to property tax revenues of the District used to pay Excluded Liabilities. The net amount of such Development Funds herein referred to as "Non-Tax Development Funds"). No profits will be earned until cumulative Non-Tax Development Funds transferred reach $100,000, and will then be earned on the following schedule:

   When Cumulative Non-Tax                   The Percentage of Net
   Development Funds Reach:                 Income Earned will be:
   ------------------------                 ----------------------
      Less than $100,000                               00%
         $100,000                                      01%
         $200,000                                      02%
         $300,000                                      03%
         $400,000                                      04%
         $500,000                                      05%
         $600,000                                      06%
         $700,000                                      07%
         $800,000                                      08%
         $900,000                                      09%
      $1,000,000 and over                              10%

          18.2 PAYMENT. The profits participation will accrue during each calendar year at the profits percentage in effect on the first day of the year. A transfer of Non-Tax Development Funds will not affect the then current year's accrual rate or have any retroactive affect on prior years' accruals. Tenant will pay the profits participation annually within 60 days after the end of each calendar year with respect to Net Income during the calendar year at the profits percentage in effect on the first day of the calendar year. Each payment will be accompanied by a statement setting forth the calculation. Landlord or its representatives may inspect and audit Tenant's records during regular business hours to verify Net Income.

          18.3 NET INCOME. Net Income means Tenants's net income after taxes for the Hospital. Net Income will be determined using generally accepted accounting principles on a consistent basis. Net Income will include a rateable allocation of Tenant's corporate overhead. An assumed combined federal and state income tax rate of forty percent (40%) will be used.

          18.4 TERMINATION. The profits participation will terminate upon expiration or termination of this Lease for any reason; provided expiration or termination will not affect any profits participation earned prior to such event.

     19   LIENS. Tenant will pay when due all claims for work done on or for services rendered or material furnished to the Hospital at Tenant's request, and will keep the Hospital free from any liens, other than liens created by Landlord. Tenant may, however, withhold payment of any claim in connection with a good faith dispute over the obligation to pay, so long as Landlord's property interests are not jeopardized.

     20   TAXES AND ASSESSMENTS.

          20.1 REAL PROPERTY. During the Lease Term Tenant will pay all real estate taxes levied on the Real Property.

          20.2 PERSONAL PROPERTY. During the Lease Term Tenant will pay all personal property taxes levied on all the personal property used or useful in the operation of the Hospital.

          20.3 ASSESSMENTS. Tenant will pay all assessments against the Hospital which are attributable to the period of time that Tenant occupies the Hospital. If any assessment can be paid over a term of years, Tenant will have the option to accept extended payment and will pay only those payments due during the Lease Term.

          20.4 OBJECTION TO VALIDITY OR AMOUNT OF TAX. If Tenant objects in good faith to the validity or amount of any tax or assessment which it is required to pay, Tenant, at its sole expense, may contest the validity or amount of such tax or assessment and Landlord will join in any documents necessary for such contest. Any rebate received on account of any tax or assessment paid by Tenant will be paid to Tenant.

          20.5 EXPIRATION OR TERMINATION. All taxes and assessments will be prorated as of the expiration or termination of this Lease (other than by reason of Tenant's purchase of the Hospital). Tenant will also pay any real and personal property taxes assessed prior to expiration or termination with respect to the portion of the then current years' assessment applicable to the period after the expiration or termination to the extent not abated by reason of Landlord's tax-exempt status.

     21   INSURANCE.

          21.1 LIABILITY INSURANCE. Tenant will obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant's use or occupancy of the Premises and all surrounding areas. Such insurance will be in an amount of not less than $1,000,000 for injury to or death of one person in any one accident or occurrence, and in an amount of not less than $1,000,000 for injury to or death of more than one person in any one accident or occurrence. Such insurance will further insure Landlord and Tenant against liability for property damage of at least $100,000.

          21.2 PROPERTY INSURANCE. Tenant will obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Hospital in amounts and coverages Tenant deems prudent.

          21.3 PROFESSIONAL LIABILITY INSURANCE. Tenant will obtain and keep in force during the term of the Lease Term professional liability insurance insuring Tenant and Landlord in amounts and against the risks ordinarily insured by standard professional liability insurance available to the hospitals.

          21.4 WAIVER OF SUBROGATION. Tenant and Landlord each waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss or damage to such party or its property or the property of others under its control, where such loss or damage results from any of the risks covered by a standard fire insurance policy with extended coverage or from any of the risks covered under any insurance policy in force at the time of such loss or damage. Tenant and Landlord will provide notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

          21.5 INSURANCE POLICIES. Landlord and the holder of the First Mortgage each will be named as an additional insured on all policies. All insurance policies described above will contain a provision or an endorsement acknowledging that the policy cannot be terminated without thirty (30) days' prior written notice to Landlord and the holder of the First Mortgage. Tenant may elect to assume any of Landlord's insurance policies with the consent of the insurance company. In this case, premiums will be prorated between Landlord and Tenant as of the Commencement Date.

     22   DAMAGE OR DESTRUCTION.

          22.1 TERMINATION. If the Hospital is damaged or destroyed from any cause whatsoever, whether or not such damage or destruction is covered by any insurance required to be maintained under Section 21, to such an extent that twenty percent (20%) or more of the Hospital is unusable by Tenant for a period of 60 days or more, Tenant will have the right to terminate this Lease without liability upon 30 days' written notice in writing to Landlord given not later than 60 days after the occurrence of such damage or destruction.

          22.2 RECONSTRUCTION. In the event the Hospital is damaged or destroyed under circumstances not resulting in termination of this Lease under SECTION 22.1, Tenant will repair, restore and rebuild the Hospital to its condition existing immediately prior to such damage or destruction and this Lease will continue in full force and effect. Such repair, restoration and rebuilding will be commenced immediately after such damage or destruction and will be diligently prosecuted to completion. Tenant's obligation to repair, restore and rebuild is limited to the application of the proceeds of insurance payable to Tenant and Landlord as a result of the damage or destruction. Both Tenant and Landlord will apply all such insurance proceed to the effort. Neither Tenant nor Landlord is obligated to pledge, contribute or expend any other funds, or to guaranty any loans, in connection with the rebuilding effort.

     23   CONDEMNATION.

          23.1 TERMINATION. If all or any portion of the Hospital or Tenant's interest in this Lease is acquired or condemned by any governmental authority under its power of eminent domain for any public or quasi-public use or purpose, or if the Hospital or Tenant's interest in this Lease is conveyed under threat of condemnation (any such event termed a "Taking"), Tenant will have the option to terminate this Lease by notice given to Landlord within one hundred eighty
(180) days of such Taking. In the event that such a notice of termination is given, this Lease will terminate as of the date of vesting or acquisition of title in the condemning authority and the rents hereunder will be abated on that date. If Tenant does not exercise its option to terminate this Lease, this Lease will continue in force and effect.

          23.2 RIGHTS TO AWARD. Upon any Taking, Tenant will be entitled to 100% of the condemnation proceeds or award applicable to its interest in this Lease, including its option to purchase and Capital Improvements paid from a source other than Development Funds.

     24 ASSIGNMENT AND SUBLEASE. This Lease may be assigned and the Hospital may be subleased by Tenant with the consent of Landlord, which consent will not be unreasonably withheld. Tenant may at any time sublease all or any portion of the Hospital to any entity which, directly or indirectly, owns or controls or is owned or controlled by Tenant.

     25 DEFAULT BY TENANT. The following will be events of default by Tenant:

        25.1 NONPAYMENT. Tenant's failure to pay any rent due within fifteen
(15) days after written notice of nonpayment or to pay any other charge under this Lease within thirty (30) days after written notice of nonpayment.

        25.2 NONCOMPLIANCE. Tenant's failure to comply with any term or condition or fulfill any obligations of this Lease (other than payment of rent or other charges) continuing thirty (30) days after written notice by Landlord specifying the nature of the default. If the default cannot reasonably be cured within the 30-day period, this provision will be satisfied if Tenant commences correction of the default within the 30-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as possible.

     26 LANDLORD REMEDIES ON DEFAULT BY TENANT. In the event of a default by Tenant, Landlord may elect to terminate Tenant's right to possession of the Hospital by giving written notice. The notice will specify the nature of the default and a date for termination, which may be not less than 30 days after the date of the notice. The termination will become effective on the specified date unless all defaults specified in the notice are cured on or before such date. Upon termination, Landlord may re-enter and take possession of the Hospital and remove any persons or property by legal action or by self-help, with the use of reasonable force. Following termination, Landlord will have the right to recover from Tenant unpaid rent and other charges only for the period prior to termination. If the default involves a failure to pay any amounts payable by Tenant under this Lease, Landlord may make such payment and will be entitled to be immediately reimbursed by Tenant together with interest at the rate of 12 percent per year until paid in full.

     27 DEFAULT BY LANDLORD. The following will be events of default by
Landlord:

        27.1 PAYMENT. Landlord's failure to pay any amounts due to Tenant under this Lease within fifteen (15) days' after written notice of nonpayment.

        27.2 NONCOMPLIANCE. Landlord's failure to comply with any term or condition or fulfill any obligations of this

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


the total Reserve Payments paid by Tenant during the Lease Term. Net book value will be determined by the depreciation schedule used by Tenant. Tenant will use a depreciation schedule permitted by generally accepted accounting principles. The payment will be made within 15 days after the expiration or termination. If the payment is not made in full, Tenant will have a lien on the Hospital (which will include a mortgage or deed of trust and Uniform Commercial Code security interests) to secure repayment of the obligation and the unpaid balance, if any, of the Excluded Liabilities Account. Landlord will execute lien instruments contemporaneously with the execution of this Lease. Tenant may record the instruments if the payment is not made in full when due. Contemporaneously with such purchase, Landlord will assume, and agree to defend and hold Tenant harmless from, all obligations under leases and contracts for equipment, goods, supplies and services for the benefit of the Hospital entered into by Tenant during the Lease Term, other than agreements with Tenant and its affiliates.

        31.3 ASSUMED CONTRACTS. Tenant's assumption of the Assumed Contracts will be effective only for the Lease Term. Following expiration or termination of the Lease Term, Tenant will be released from all liability under the Assumed Contracts. Landlord will defend and indemnify Tenant against all claims under the Assumed Contracts arising after the expiration or termination.

        31.4 LICENSES. Upon termination or expiration of this Lease, Tenant will: (a) surrender or transfer to Landlord, as appropriate, all licenses, certificates and permits associated with the Hospital; (b) transfer to Landlord all medical records, medical staff records, financial records and other books and records associated with the Hospital; and (c) immediately stop using the name "Palo Verde Hospital" or any similar name.

     32 ADVERSE CHANGES. Tenant will have the right to terminate this Lease immediately upon written notice to Landlord without any liability in the event of any adverse material changes in the financial condition or operations of the Hospital prior to the Commencement Date.

     33 INDEMNITY.

        33.1 LANDLORD'S OBLIGATION. Landlord will hold Tenant harmless from, indemnify Tenant fully for and protect and defend Tenant against any and all claims, demands, liabilities, damages, losses, and expenses, including attorney fees arising out of or in connection with (a) the operation or use of the Hospital before the Commencement Date or (b) the breach of any representation, warranty or covenant of Landlord in this Lease. Notwithstanding the "knowledge" standard applied to Landlord's environmental representations and the attached schedule of known

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



exceptions to such representations, Landlord will indemnify Tenant with respect to all violations of Environmental Laws with respect to acts and omissions prior to the Commencement Date, all Hazardous Substances introduced to the Hospital prior to the Commencement Date and all underground tanks in existence prior to the Commencement Date. While Tenant is willing to accept Landlord's environmental representations qualified as to Landlord's knowledge, Tenant demands, as a matter of allocating risks associated with environmental matters, that Landlord agree to accept and bear all claims, demands, liabilities, damages, losses and expenses, including attorney fees, associated with environmental matters and conditions in existence on the Commencement Date, including with respect to matters within Landlord's current knowledge. Notwithstanding the above, Landlord will not indemnify Tenant with respect to the breach of a representation or warranty arising out of actions or omissions by Tenant or its affiliates prior to the Commencement Date.

        33.2 TENANT'S OBLIGATION. Tenant will hold Landlord harmless from, indemnify Landlord fully for, and protect and defend Landlord against any and all claims, demands, liabilities, damages, losses, and expenses, including attorney fees arising out of or in with (a) the operation or use of the Hospital during the Lease term or (b) the breach of any representation, warranty, or covenant of Tenant in this Lease.

     34 MEMORANDUM OF LEASE. Concurrently with the execution of this Lease, the parties will execute and acknowledge a Memorandum of Lease and Option to Purchase in the form attached as EXHIBIT A, and cause the same to be file in the real property records of Riverside County, California. Tenant will pay the recording charges.

     35 CONDITIONS TO TENANT'S OBLIGATIONS. The obligation of Tenant under this Lease are subject to the satisfaction or waiver by Tenant of each of the following conditions on or before the Commencement Date:

        35.1 LICENSES. Tenant and Hospital will have received all permits, licenses, orders, certifications and approvals from all federal, state and local governmental and regulatory bodies required to enable Tenant to operate the Hospital under this Lease.

        35.2 FIRST MORTGAGE. Tenant, Landlord and the holder of the First Mortgage will have entered into an agreement under which the holder will consent to this Lease and release its security interest in Landlord's working capital, and Tenant and the holder will agree on subordination, attornment and nondisturbance matters.

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



        35.3 HOSPITAL SUPPORT AGREEMENT. Tenant, Landlord and Palo Verde Hospital District will have entered into a Hospital Support Agreement under which the District will agree to make certain tax revenues available for Capital Improvements and Landlord and the District will form an Advisory Board to the Hospital.

        35.4 INSURANCE. Landlord will have obtained a "tail" policy or Tenant will have obtained a claims made policy, insuring Tenant and Landlord against the risks ordinarily insured by standard professional malpractice liability insurance available to the hospitals respect to incidents, errors, omissions and claims which arose, existed or were created before the Commencement Date and with limits and carriers approved by Tenant.

        35.5 REPRESENTATION, ETC. Each of the representations, warranties and covenants of Landlord set forth in this Lease will be correct and fully performed.

        35.6 LEGAL OPINION. Tenant will have received an opinion of legal counsel for Landlord, in a form and from counsel reasonably acceptable to Tenant, covering the matters set forth on SCHEDULE 35.6.

        35.7 TITLE INSURANCE. Tenant will have received a commitment from Chicago Title Company to issue a policy insuring the leasehold estate of Tenant in the Real Property (at Tenant's expense), subject only to liens as approved by Tenant.

        35.8 ENVIRONMENTAL AUDIT. Tenant will have received a level one and modified level two environmental study and will have accepted the conclusions and results of the study, which acceptance will be in Tenant's sole discretion.

     36 CONDITIONS TO LANDLORD'S OBLIGATIONS. The obligation of Landlord under this Lease are subject to the satisfaction or waiver by Landlord of each of the following conditions on or before the Commencement Date:

        36.1 LICENSES. Tenant and Hospital will have received all permits, licenses, orders, certifications and approvals from all federal, state and local governmental and regulatory bodies required to enable Tenant to operate the Hospital under this Lease.

        36.2 FIRST MORTGAGE. Tenant, Landlord and the holder of the First Mortgage will have entered into an agreement under which the holder will consent to this Lease and release its security interest in Landlord's working capital, and Tenant and the holder will agree on subordination, attornment and nondisturbance matters.

        36.3 HOSPITAL SUPPORT AGREEMENT. Tenant, Landlord and Palo Verde Hospital District will have entered into a Hospital Support Agreement under which the District will agree to make certain tax revenues available for Capital Improvements and Landlord and the District will form an Advisory Board to the Hospital.

        36.4 INSURANCE. Landlord will have obtained a "tail" policy or Tenant will have obtained a claims made policy, insuring Tenant and Landlord against the risks ordinarily insured by standard professional malpractice liability insurance available to the hospitals respect to incidents, errors, omissions and claims which arose, existed or were created before the Commencement Date and with limits and carriers approved by Tenant.

        36.5 REPRESENTATIONS, ETC. Each of the representations, warranties and covenants of Tenant set forth in this Lease will be correct and fully performed.

        36.6 LEGAL OPINION. Landlord will have received an opinion of legal counsel for Tenant, in a form and from counsel reasonably acceptable to Landlord, covering the matters set forth on Schedule 36.6.

     37 ARBITRATION. In the event of any dispute under this Lease, the matter shall be submitted to binding arbitration. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. If the arbitration is instituted by Landlord, it will be conducted in Multnomah County, Oregon. If the arbitration is instituted by Tenant, it will be conducted in Riverside County, California. The arbitration shall be conducted by a single arbitrator. If the parties are unable to agree on a single arbitrator, the presiding judge of the Multnomah County, Oregon Circuit Court or the Riverside County Superior Court, as applicable, upon request of any party, will designate the arbitrator. The cost of the arbitrator will be shared equally by Landlord and Tenant. Landlord and Tenant will pay their own respective attorneys fees.

     38 GENERAL PROVISIONS.

        38.1 NONWAIVER. Waiver by either party of strict performance of any provisions of this Lease will not be a waiver of or prejudice the party's right to require strict performance of the same provision in the future or of any other provision.

        38.2 EXPENSES.Each party will pay its own expenses in connection with the transactions contemplated by this Lease, except to the extent otherwise expressly indicated.

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


        38.3 NOTICES. Any notice required or permitted under this Lease will be in writing and will be effective when actually delivered or when deposited in the United States mail as certified mail addressed to the parties at the addresses listed below or to such other address as may be specified from time to time by either of the parties in writing:

             If to Landlord to:

                    Palo Verde Hospital Association
                    250 North First Street
                    P.O. Box Z
                    Blythe, CA 92226-0766
                    Attention: Chairman of the Board

               With a copy to:

                    Best, Best & Craggier
                    3750 University Avenue
                    P.O Box 1028
                    Riverside, CA 92502
                    Attention:

             If to Tenant to:

                    Brim Hospitals, Inc.
                    305 N.E. 102nd Avenue
                    Portland, OR 97220
                    Attention: Palo Verde Hospital

               With a copy to:

                    Tonkon, Torp, Galen, Marmaduke & Booth
                    Suite 1600
                    888 S.W. Fifth Avenue
                    Portland, OR 97204
                    Attention: Michael M. Morgan

        38.4 SURVIVAL. All representations and covenants of the parties in this Lease will survive the Commencement Date.

        38.5 SUCCESSORS AND ASSIGNS. This Lease will bind and benefit not only the parties, but their respective successors, heirs and assigns.

        38.6 CAPTIONS. Paragraph captions are for convenience only and will not affect the meaning or interpretation of any provision of this Lease.

        38.7 GOVERNING LAW. This Lease will be interpreted in accordance with the laws of the state of California.

        38.8 CONSENTS. Any consent or approval required to be obtained under this Lease will not be unreasonably withheld or delayed.



BRIM HOSPITALS, INC.                         PALO VERDE HOSPITAL ASSOCIATION

By: /s/ John R. Miller                       By: /s/
   ---------------------------                  -------------------------------
Name:   John R. Miller                       Name:
     -------------------------                    -----------------------------
Title:  President                            Title:  President
      ------------------------                     ----------------------------



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